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                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 8
                                     TO THE
                       HEALTH MANAGEMENT ASSOCIATES, INC.
                     STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                           Effective December 4, 2001

     WHEREAS, Health Management Associates, Inc., a Delaware corporation (the "Company"), has established the Health Management Associates, Inc. Stock Option Plan for Outside Directors, effective February 21, 1995, as heretofore amended (the "Directors' Option Plan"); and

     WHEREAS, Charles R. Lees will complete his tenure as a member of the Board of Directors of the Company on February 19, 2002, and the Board of Directors is greatly appreciative of the many years of dedicated service that Mr. Lees has performed for the Company; and

     WHEREAS, pursuant to Section 13 of the Directors' Option Plan, the Board of Directors of the Company has authorized, approved, and adopted the amendment to the Directors' Option Plan set forth herein;

     NOW, THEREFORE, the Directors' Option Plan is hereby amended, effective December 4, 2001, as follows:

     1. A new Section "19. Lees Options." is hereby added to the Directors' Option Plan, to provide in its entirety as follows:

          "19. Lees Options. Notwithstanding any other provision of this Plan or of any stock option agreement between the Company and Charles R. Lees to the contrary, all Options heretofore granted under this Plan to Charles R. Lees and outstanding on December 4, 2001 are hereby extended and shall instead expire on the date that is six months following the date of his death. To the extent any such Option remains unexercised at the close of business on the date that is six months following the date of his death, it shall be forfeited. Each such Option shall continue to vest and become exercisable in accordance with its original terms, and upon the death of Charles R. Lees, only those outstanding Options (or portions thereof) that have vested by the date of death shall be exercisable by his legal representative."

     2. Except as amended hereby, the Directors' Option Plan shall remain in full force and effect in accordance with its terms.

     This Amendment No. 8 to the Health Management Associates, Inc. Stock Option Plan for Outside Directors was authorized, approved, and adopted by the Board of Directors of the Company on December 4, 2001.



                                        /s/ Timothy R. Parry
                                        ----------------------------------------
                                        Timothy R. Parry, Corporate Secretary